Exhibit 99.1

300 River Place Suite 4950 Detroit, MI 48207 www.uahc.com
FOR IMMEDIATE RELEASE
United American Healthcare Corporation Announces Meeting Date for Combined 2009-10 Annual
Meeting of Shareholders
DETROIT – Aug. 11, 2010 – United American Healthcare Corporation (OTCQB: UAHC) today announced that the Company has scheduled the date for its 2010 Annual Meeting of Shareholders to coincide with its previously announced 2009 Annual Meeting.
The combined 2009 and 2010 Annual Shareholders’ Meeting will be held at 10:30 a.m. EDT on Thursday, Sept. 30, 2010 at the MGM Grand Hotel, 1777 Third Street in Detroit. The record date for shareholders eligible to vote at the meeting will be Sept. 1, 2010. By combining the two annual meetings, three additional directors will be elected at the meeting, bringing the total number of directors up for election to six.
Advance Notice Deadline for Director Nominations Relating Only to 2010 Annual Meeting
In accordance with UAHC’s bylaws, written notice of any nomination for the three additional directors up for election must be delivered no later than the close of business on Aug. 23, 2010 to the Secretary, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207. Such notices must also comply with the requirements of UAHC’s bylaws and other applicable law, and may not be presented at the Annual Meeting otherwise.
About United American Healthcare Corporation
United American Healthcare Corporation (UAHC) is a provider of contract manufacturing services to the medical device industry, following its June 2010 acquisition of Pulse Systems, LLC, a leading provider to the medical device industry since 1998. UAHC has been a healthcare management company since 1985. For more information, please visit the Company’s web site at www.uahc.com.
Forward-looking statements by United American Healthcare Corporation, including those in this announcement, involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the ongoing impact of the U.S. recession, the termination of the TennCare contract, the wind down of our CMS Medicare business, the integration of the recent acquisition of Pulse Systems, LLC, the ongoing impact of the global credit and financial crisis and other changes in general economic conditions, the effects of state and federal regulations, the effects of any future acquisitions, and other risks described from time to time in each of United American Healthcare’s SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.
In connection with the UAHC’s Annual Meeting of Shareholders, UAHC has filed a definitive proxy statement with the Securities and Exchange Commission. UAHC will revise such definitive proxy statement in connection with the rescheduled Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE REVISED DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the revised definitive proxy statement (when available) and other documents filed by UAHC at the Securities and Exchange Commission’s website at http://www.sec.gov. The revised definitive proxy statement (when available) and such other documents may also be obtained free of charge by directing a request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.

UAHC, its directors, executive officers and certain other members of its management and employees and other third parties, may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning all of UAHC’s participants in the solicitation is included in the definitive proxy statement and will be included in the revised definitive proxy statement relating to the Annual Meeting of Shareholders when it becomes available.
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Contacts:
Company	Investor Relations
Bill Dennis, CFO and Treasurer	Jeff Tryka, CFA
United American Healthcare Corporation	Lambert, Edwards & Associates
313-393-4571	616-233-0500
investor_relations@uahc.com	jtryka@lambert-edwards.com